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                                                                      EXHIBIT 12


                       NATIONAL CONSUMER COOPERATIVE BANK

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                     6 MONTHS ENDED JUNE 30TH         YEAR ENDING DECEMBER 31ST
                                                                    ---------------------------       -------------------------
                                                                       1999             1998             1998            1997
                                                                    ----------       ----------       ----------      ----------
                      Earnings
               (1)    Net Income                                     7,422,853        6,187,800       12,627,625      12,462,355
               (2)    Provision for Income Taxes                       727,596          669,874        1,453,165       1,375,498
               (6)    Fixed Charges                                 23,576,128       22,233,392       46,000,035      42,374,891

   (7)=(1)+(2)+(6)    Total Earnings                                31,726,577       29,091,066       60,080,825      56,212,744
                                                                    ----------       ----------       ----------      ----------

                      Fixed Charges
               (3)    Interest Expense, Debt                        20,498,571       19,859,997       40,620,896      37,973,393
               (4)    Interest Expense, Deposits                     2,840,310        2,122,364        4,939,806       3,970,498
               (5)    Rentals                                          237,247          251,031          439,333         431,000

   (6)=(3)+(4)+(5)    Total Fixed Charges                           23,576,128       22,233,392       46,000,035      42,374,891
                                                                    ----------       ----------       ----------      ----------

       (8)=(3)+(5)    Fixed Charges w/o Deposits                    20,735,818       20,111,028       41,060,229      38,404,393
                                                                    ----------       ----------       ----------      ----------

                      Ratio of Earnings to Fixed Charges
           (7)/(6)    Including interest on deposits                      1.35             1.31             1.31            1.33
((1)+(2)+((8))/(8)    Excluding interest on deposits                      1.39             1.34             1.34            1.36

                  (1) Rentals is assumed to equal 1/3 of total rentals for the period as shown below:

                      Rentals                                          711,741          753,092        1,318,000       1,293,000


                                                                                               YEAR ENDING DECEMBER 31ST
                                                                                      --------------------------------------------
                                                                                         1996             1995             1994
                                                                                      ----------       ----------       ----------
                      Earnings
               (1)    Net Income                                                      11,199,198        9,083,236        8,876,862
               (2)    Provision for Income Taxes                                         796,914          777,683          584,530
               (6)    Fixed Charges                                                   35,709,589       31,183,161       21,023,441

   (7)=(1)+(2)+(6)    Total Earnings                                                  47,705,701       41,044,080       30,484,833
                                                                                      ----------       ----------       ----------

                      Fixed Charges
               (3)    Interest Expense, Debt                                          31,190,158       27,295,259       18,529,148
               (4)    Interest Expense, Deposits                                       4,109,098        3,457,902        2,079,895
               (5)    Rentals                                                            410,333          430,000          414,398

   (6)=(3)+(4)+(5)    Total Fixed Charges                                             35,709,589       31,183,161       21,023,441
                                                                                      ----------       ----------       ----------

       (8)=(3)+(5)    Fixed Charges w/o Deposits                                      31,600,491       27,725,259       18,943,546
                                                                                      ----------       ----------       ----------

                      Ratio of Earnings to Fixed Charges
           (7)/(6)    Including interest on deposits                                        1.34             1.32             1.45
((1)+(2)+((8))/(8)    Excluding interest on deposits                                        1.38             1.36             1.50

                   (1)Rentals is assumed to equal 1/3 of total rentals for the period as shown below:

                      Rentals                                                          1,231,000        1,290,000        1,243,195


For purposes of computing the consolidated ratios, Earnings consist of net income before income taxes plus fixed charges (excluding capitalized interest). Fixed Charges consist of interest on short-term and long-term debt (including interest related to capitalized leases and capitalized interest) and one-third of rent expense, which approximates the interest component of such expense. In addition, where indicated, fixed charges include interest on deposits.
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
                                           6 MONTHS ENDED JUNE 30TH                  YEAR ENDING DECEMBER 31ST
                                           ------------------------     ----------------------------------------------------
                                                1999        1998        1998       1997         1996        1995        1994
                                                ----        ----        ----       ----         ----        ----        ----
Ratio of Earnings to Fixed Charges
  Including interest on deposits                1.35        1.31        1.31        1.33        1.34        1.32        1.45
  Excluding interest on deposits                1.39        1.34        1.34        1.36        1.38        1.36        1.50